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                                   EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in (i) Registration Statement Number 33-13783 on Form S-8 dated April 24, 1987, (ii) Registration Statement Number 33-21862 on Form S-8 dated March 4, 1988, (iii) Registration Statement Number 33-25981 on Form S-8 dated December 7, 1988 and (iv) Registration Statement Number 33-89950 on Form S-8 dated March 3, 1995 of our report dated June 14, 1995, with respect to the consolidated financial statements and schedule of Aequitron Medical, Inc. included in its Annual Report (Form 10-K) for the year ended April 30, 1995 filed with the Securities and Exchange Commission.

                                                               Ernst & Young LLP

Minneapolis, Minnesota
July 26, 1995